Investors Bancorp and Roma Financial Corporation Agreed to Extend the Time Period for
Completing the Proposed Merger of the Two Companies

Short Hills, N.J. – (PR NEWSWIRE) – September 27, 2013 - Investors Bancorp, Inc. (NASDAQ:ISBC) (“Company”), the holding company for Investors Bank, and Roma Financial Corporation (NASDAQ:ROMA), the federally-chartered holding company for Roma Bank, jointly announced today that  the merger agreement was amended to extend the deadline by which the transactions must be completed as the parties are awaiting approval from the Board of Governors of the Federal Reserve.  The Company filed its regulatory applications with all of the bank regulators in January 2013 and received approval from the FDIC and the State of New Jersey Department of Banking and Insurance in June 2013.  The Company is awaiting approval of the proposed transaction from the Board of Governors of the Federal Reserve System.

Investors Bancorp, Inc. and Roma Financial Corporation have agreed to extend the date after which either party may elect to terminate the merger agreement if the merger has not yet been completed from September 30, 2013 to November 30, 2013.  The consideration and exchange ratio, and all other terms as provided in the merger agreement will remain the same.  The shareholders of Investors Bancorp, Inc. and Roma Financial Corporation, as well as the members of Roma Financial MHC, have previously approved the proposed merger.  The Company and Roma Financial Corporation intend to close the merger as soon as possible following the receipt of Federal Reserve Board approval.

About Investors Bancorp

Investors Bancorp, Inc. is the holding company for Investors Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and over one hundred branch offices located throughout northern and central New Jersey and New York.

About Roma Financial Corporation

Roma Financial Corporation (NASDAQ:ROMA) is the holding company of Roma Bank, a community bank headquartered in Robbinsville, New Jersey, and RomAsia Bank headquartered in South Brunswick, New Jersey.  Roma Bank has been serving families, businesses and the communities of Central New Jersey for over 93 years with a complete line of financial products and services, and today Roma Bank operates branch locations in Mercer, Burlington, Camden and Ocean counties in New Jersey.  Visit Roma online at www.romabank.com or RomAsia Bank at www.romasiabank.com. RomAsia Bank has two branch locations in Middlesex County, New Jersey.

Forward Looking Statements

This press release may contain forward-looking statements regarding Investors Bancorp Inc and Roma Financial Corporation.  These statements constitute forward-looking information within the definition of the Private Securities Litigation Reform Act of 1995.

Actual results may differ materially from any forward-looking statements expressed in this press release, since forward-looking information involves significant known and unknown risks, uncertainties and other factors. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: failure to satisfy the conditions to closing for the proposed merger in a timely manner or at all;  failure to obtain the necessary approval of the Board of Governors of the Federal Reserve for the proposed merger or adverse regulatory conditions in connection with such approvals; disruption to the parties’ businesses as  a result of the announcement and pendency of the transaction; difficulties related to the integration of  the businesses following the merger; competitive pressures among depository and other financial  institutions; changes in the interest rate environment; and changes in general economic conditions, either nationally or regionally.  For a discussion of additional factors that might cause such differences, please refer to Investors Bancorp’s public filings with the Securities and Exchange Commission. These are available online at http://www.sec.gov. Investors Bancorp does not undertake to update any forward-looking statements made in this press release to reflect new information, future events or otherwise.